EXHIBIT 21.1

LIST OF SUBSIDIARIES OF GOLDEN TELECOM, INC.
AS OF DECEMBER 31, 2004

COMPANY	JURISDICTION
Golden Telecom Group, Inc.	Delaware
SFMT-CIS, Inc.	Delaware
GTS Finance, Inc.	Delaware
GTS Ukrainian TeleSystems LLC	Delaware
GTS Mobile Services, Inc.	Delaware
Golden TeleServices, Inc.	Delaware
SFMT-Rusnet, Inc.	Delaware
CellUkraine Ltd.	Delaware
Golden Holdings, Inc.	Delaware
MCT Corp.	Delaware
ROL Holdings Ltd.	Cyprus
Agama Ltd.	Cyprus
GTS-Vox Ltd.	England & Wales
Golden Telecom Limited	British Virgin Islands
ST Holdings, s.r.o.	Czech Republic
EDN Sovintel LLC	Russia
Sovintel, St.Petersburg Branch	Russia
Sovintel, Irkutsk Branch	Russia
Sovintel, Khabarovsk Branch	Russia
Sovintel, Arkangelsk Branch	Russia
Sovintel, Ufa Branch	Russia
Sovintel, Krasnodar Branch	Russia
Sovintel, Kaliningrad Branch	Russia
Sovintel, Krasnoyarsk Branch	Russia
Sovintel, Voronezh Branch	Russia
Sovintel, Tyumen Branch	Russia
Sovintel, Ekaterinbourg Branch	Russia
Sovintel, Vladivostok Branch	Russia
Sovintel, Novosibirsk Branch	Russia
Sovintel, Nizhny Novgorod Branch	Russia
Sovintel, Samara Branch	Russia
Sovintel, Volgograd Branch	Russia
Sovintel, Syktyvkar Branch	Russia
Sovintel, Novorossiysk Branch	Russia
Sovintel, Kemerovo Branch	Russia
ZAO TeleRoss-Vladivostok	Russia
ZAO TeleRoss-Novosibirsk	Russia
ZAO TeleRoss-Tiumen	Russia
ZAO TeleRoss-Kubanelectrosvyaz	Russia
ZAO TeleRoss-Ekaterinburg	Russia
ZAO TeleRoss-Komi	Russia
ZAO TeleRoss-Voronezh	Russia
ZAO TeleRoss-Volgograd	Russia
ZAO TeleRoss-Samara	Russia
ZAO Samara Telecom	Russia
OOO SibChallenge-Telecom	Russia
OOO TEL	Russia

COMPANY	JURISDICTION
Agency of Business Communication (“ADS”) LLC	Russia
ZAO Transsvyaz	Russia
First Telecommunications Company (“PTK”) ZAO	Russia
UralRelcom LLC	Russia
Cityline ZAO	Russia
Cityline Kuban ZAO	Russia
Cityline, St. Petersburg Branch	Russia
Cityline, Kaliningrad Branch	Russia
Cityline Tyumen ZAO	Russia
Inforis ZAO	Russia
OAO Balticom Mobile	Russia
ZAO WestBalt Telecom	Russia
OOO Bashinsviaz	Russia
Golden Telecom LLC	Ukraine
Golden Telecom, Lvov Branch	Ukraine
Golden Telecom, Odessa Branch	Ukraine
Golden Telecom, Dnepropetrovsk Branch	Ukraine
Golden Telecom, Donetsk Branch	Ukraine
Golden Telecom, Kharkov Branch	Ukraine
Golden Telecom, Zaporozhie Branch	Ukraine
Invest Holding LLC	Ukraine
SA-Telcom LLP	Kazakhstan
Joint Venture Buzton, LLC	Uzbekistan
Buzton, Samarkand Branch	Uzbekistan
Buzton, Ugrench Branch	Uzbekistan
Buzton, Namangan Branch	Uzbekistan
Buzton, Andizhan Branch	Uzbekistan
Buzton, Bukhara Branch	Uzbekistan
Buzton, Nukus Branch	Uzbekistan
Buzton, Naroi Branch	Uzbekistan
Buzton, Gulistan Branch	Uzbekistan
Buzton, Karshi Branch	Uzbekistan
Buzton, Termez Branch	Uzbekistan
Buzton, Jizzakh Branch	Uzbekistan
Buzton, Fergana Branch	Uzbekistan